                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           Cabot & Oil Gas Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                                                  March 31, 2000




Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Tuesday, May 9, 2000 at 10:00 a.m., local time, at our corporate headquarters, Cabot Oil & Gas Corporation, First Floor, 1200 Enclave Parkway, Houston, Texas.

         The attached Notice of Annual Meeting and Proxy Statement cover the formal business of the meeting. To better acquaint you with the directors, the Proxy Statement contains biographical information of each nominee and each director continuing in office.

         A report on the operations of the Company and its future plans will be presented at the meeting. In addition, directors and officers of the Company will be present to respond to your questions.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided, or if your proxy card or voting instructions form so indicates, vote electronically via the Internet or telephone.


                                           Sincerely,



                                           RAY R. SEEGMILLER
                                           Chairman of the Board

                           CABOT OIL & GAS CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2000


       The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the "Company"), a Delaware corporation, will be held at the Company's corporate headquarters, 1200 Enclave Parkway, Houston, Texas 77077, on Tuesday, May 9, 2000 at 10:00 a.m., for the following purposes:

          I.   To elect four persons to the Board of Directors of the Company.

          II. To ratify the appointment of the firm of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for its 2000 fiscal year.

          III. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

       Only holders of record of the Class A Common Stock and the 6% Convertible Redeemable Preferred Stock at the close of business on March 15, 2000 are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

       It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

          o vote over the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

          o complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may still vote in person if you do attend the Annual Meeting.

       Please exercise your right to vote at your earliest convenient time.


                                     BY ORDER OF THE BOARD OF DIRECTORS,



                                     LISA A. MACHESNEY
                                     Corporate Secretary




Houston, Texas
March 31, 2000

                           CABOT OIL & GAS CORPORATION
                              1200 Enclave Parkway
                              Houston, Texas 77077

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 2000

                               GENERAL INFORMATION


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cabot Oil & Gas Corporation (the "Company") of proxies for use at its 2000 Annual Meeting of Stockholders, to be held at the Company's corporate headquarters, 1200 Enclave Parkway, Houston, Texas, on Tuesday, May 9, 2000, at 10:00 a.m., or any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You may revoke your proxy at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Corporate Secretary of the Company, or by a duly executed proxy bearing a later date.

         Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted for the election of the nominees for directors, for ratification of the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for its 2000 fiscal year and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

         Only holders of record of the Company's Class A Common Stock, par value $.10 per share ("Common Stock"), and the Company's 6% Convertible Redeemable Preferred Stock ("6% Preferred Stock") as of the close of business on March 15, 2000, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 25,098,846 shares of Common Stock and 1,134,000 shares of 6% Preferred Stock. Each share of Common Stock is entitled to one vote per share, and each share of the 6% Preferred Stock is entitled to
1.739 votes per share. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of stock entitled to vote at the Annual Meeting. The Proxy Statement and form of Proxy are being first sent or given to security holders on or about March 31, 2000.

         In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for director or can withhold authority to vote for certain nominees for director. Abstentions from proposals are treated as votes against the particular proposal. Broker non-votes on proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal.


                                   PROPOSAL I.
                              ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes of directors serving staggered three-year terms. Henry O. Boswell, William R. Esler, Charles
P. Siess, Jr., and P. Dexter Peacock have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2003 and until his successor shall have been elected and shall have qualified. Each nominee is currently a director of the Company.

         It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of Messrs. Boswell, Esler, Siess and Peacock for terms of three years. If any one of the nominees is not so available at the time of the Annual Meeting to serve, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

CERTAIN INFORMATION REGARDING NOMINEES AND DIRECTORS

         Set forth below, as of March 1, 2000, for each director that will continue to serve after the Annual Meeting and for each nominee for election as a director of the Company, is information regarding his age, position(s) with the Company, membership on committees of the Board of Directors, the period during which he has served as a director and term of office, his business experience during at least the past five years, and other directorships currently held by him. It is expected that Messrs. Knoell, Esler and Siess will retire from the Board at the Board of Directors meeting immediately following the 2000, 2001 and 2002 Annual Meetings of Stockholders, respectively, in accordance with the Board's mandatory retirement guidelines. Mr. Samuel W. Bodman, a director since 1989, resigned from the Board of Directors on December 8, 1999.


                  ROBERT F. BAILEY
                  Age: 67
                  Committee Membership:  Audit, Safety and Environmental Affairs
                  Director Since:  1994
                  Term of Office Expires:  2001
     [PHOTO]      Business Experience:
                       TransRepublic Resources, Inc.
                            President and Chief Executive Officer - 1992 to present
                       Alta Energy Corporation
                            President and Chief Executive Officer - prior to 1992
                  Other Directorships:
                       Chase Bank Texas - Midland - Advisory Director



                  HENRY O. BOSWELL
                  Age: 70
                  Committee Membership: Compensation, Compensation Subcommittee, Audit (Chairman)
                  Director Since:  1991
                  Term of Office Expires:  2000 (Nominee for Director)
                  Business Experience:
                       Retired October 1987
     [PHOTO]           Amoco Production Company
                            President - 1983 to October 1987
                       Amoco Corporation
                            Director - 1983 to October 1987
                       Amoco Canada Petroleum Ltd.
                            Chairman of the Board - 1983 to October 1987
                  Other Directorships:
                       Rowan Companies, Inc.

                  JOHN G.L. CABOT
                  Age: 65
                  Committee Memberships:  Safety and Environmental Affairs, Nominations (Chairman)
                  Director Since:  1989
                  Term of Office Expires:  2001
                  Business Experience:
     [PHOTO]           Retired September 1995
                       Cabot Corporation
                            Chief Financial Officer - October 1992 to September 1995
                            Vice Chairman of the Board - October 1988 to September 1995
                  Other Directorships:
                       Cabot Corporation
                       Eaton Vance Corp.


                  WILLIAM R. ESLER
                  Age: 74
                  Committee Membership:  Audit, Safety and Environmental Affairs
                  Director Since:  1992
                  Term of Office Expires:  2000 (Nominee for Director)
                  Business Experience:
     [PHOTO]           Retired February 1991
                       Southwestern Public Service Company
                            Chairman of the Board and Chief Executive Officer - July 1989 to February 1991
                            President and Chief Executive Officer - January 1989 to July 1989
                            President and Chief Operating Officer - 1985 to July 1989
                            Director - 1985 to 1992


                  WILLIAM H. KNOELL
                  Age: 75
                  Committee Membership:  Audit, Safety and Environmental Affairs (Chairman)
                  Director Since:  1990
                  Term of Office Expires:  2001
                  Business Experience:
     [PHOTO]           Retired September 1989
                       Cyclops Industries, Inc.
                            Chairman, President and Chief Executive Officer - 1987 to September 1989
                            Director until April 1992
                  Other Directorships:
                       DQE Corporation
                       Carnegie Mellon University, Life Trustee

                  C. WAYNE NANCE
                  Age: 68
                  Committee Memberships:  Nominations, Compensation (Chairman), and Compensation Subcommittee (Chairman)
                  Director Since:  1992
                  Term of Office Expires:  2001
     [PHOTO]      Business Experience:
                       C. Wayne Nance & Associates, Inc. (petroleum consulting and investments)
                            President - July 1989 to present
                       The Mitchell Group
                            Senior Vice President - July 1989 to present
                  Other Directorships:
                       Matador Petroleum Corporation


                  P. DEXTER PEACOCK
                  Age: 58
                  Committee Memberships:  Audit, Safety and Environmental Affairs
                  Director Since:  1998
                  Term of Office Expires:  2000 (Nominee for Director)
     [PHOTO]      Business Experience:
                       Andrews & Kurth L.L.P.
                            Of Counsel - January 1998 to present
                            Partner - 1991 to 1997
                            Managing Partner - 1986 to 1991
                  Other Directorships:
                       Chase Bank of Houston, N.A.



                  RAY R. SEEGMILLER
                  Age: 64
                  Position:  Chairman, President and Chief Executive Officer
                  Director Since:  1997
                  Term of Office Expires:  2002
                  Business Experience:
                       Cabot Oil & Gas Corporation
                            Chairman, President and Chief Executive Officer - May 1999 to present
                            President and Chief Executive Officer - May 1998 to May 1999
     [PHOTO]                President and Chief Operating Officer - September 1997 to May 1998
                            Executive Vice President and Chief Operating Officer - March 1997 to September 1997
                            Vice President, Chief Financial Officer and Treasurer - August 1995 to March 1997
                       RCS Enterprises, Inc.
                            President and Chief Executive Officer - May 1993 to June 1995
                       Terry Petroleum Company
                            President and Chief Executive Officer - May 1988 to April 1993
                  Other Directorships:
                       Domestic Petroleum Counsel - Vice Chairman
                       Independent Petroleum Association of America

                  CHARLES P. SIESS, JR.
                  Age:  73
                  Director Since: 1989
                  Committee Memberships:  Nominations, Safety and Environmental Affairs
                  Term of Office Expires:  2000 (Nominee for Director)
                  Business Experience:
                       Retired May 1999
     [PHOTO]           Cabot Oil & Gas Corporation
                            Chairman of the Board - May 1998 to May 1999
                            Chairman of the Board and Chief Executive Officer - September 1997 to May 1998
                            Chairman of the Board, Chief Executive Officer and President - May 1995 to September 1997 and
                                 December 1989 to December 1992
                       Bridas S.A.P.I.C. Oil Exploration
                            Consultant and Acting General Manager - January 1993 to January 1994
                  Other Directorships:
                       Rowan Companies, Inc.


                  ARTHUR L. SMITH
                  Age: 47
                  Director Since:  1999 (elected by the Board of Directors in October 1999)
                  Committee Memberships:  Audit, Compensation
                  Term Office Expires:  2002
                  Business Experience:
                       John S. Herold, Inc. (petroleum research and consulting)
     [PHOTO]                Chairman and Chief Executive Officer - May 1999 to present
                       Torch Energy Advisors (energy financial and operational outsourcing)
                            Chairman and Chief Executive Officer - June 1998 to November 1998
                       John S. Herold, Inc.
                            Chairman and Chief Executive Officer - December 1984 to May 1998
                  Other Directorships:
                       Plains All American, Inc.
                       John S. Herold, Inc.

                  WILLIAM P. VITITOE
                  Age:  61
                  Director Since:  1994
                  Committee Memberships: Compensation, Compensation Subcommittee, Nominations
                  Term of Office Expires:  2002
                  Business Experience:
                       Retired May 1998
                            Consultant to Puget Sound Energy, Inc. - February 1997 to May 1998
     [PHOTO]           Washington Energy Company
                            Chairman of the Board, Chief Executive Officer and President - January 1994 to February 1997
                       ANR Pipeline Company
                            President and Chief Executive Officer - October 1990 to December 1993
                  Other Directorships:
                       Aegis Software
                       Comerica Bank
                       Michigan Mutual/Amerisure
                       Midwest Independent System Operator, Inc.


INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held six meetings during the year ended December 31, 1999. The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Compensation Subcommittee, the Nominations Committee and the Safety and Environmental Affairs Committee. Membership on each committee is listed above. All standing committees are composed entirely of nonemployee directors.

         The Audit Committee annually recommends the independent public accountants to be appointed by the Board of Directors as auditor of the Company and its subsidiaries; the committee also reviews the arrangements for and the results of the auditor's examination of the Company's books and records, internal accounting control procedures, and the internal audit activities and recommendations. It reports to the Board of Directors on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee held three meetings during 1999.

         The Compensation Committee determines the salaries, bonuses and other remuneration of the Company's officers who are also directors, reviews and approves the salaries, bonuses and other remuneration of all other executive officers, and determines the aggregate amount of bonuses and other incentives to be paid pursuant to the Company's incentive compensation program. It administers the Company's Annual Target Cash Incentive Plan, and supplemental retirement plans, including the adoption of the rules and regulations therefore and the determination of awards. It also makes recommendations to the Board of Directors with respect to the Company's compensation policy. The Compensation Committee held three meetings during 1999.

         The Compensation Subcommittee was created by the Board of Directors in December 1999 to ensure each member is an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code. It administers the Company's Amended and Restated 1994 Long-Term Incentive Plan and Incentive Stock Option Plan, including the adoption of the rules and regulations therefore and the determination of awards. The Compensation Subcommittee held no meetings during 1999.

         The Nominations Committee considers and proposes nominees for membership on the Board of Directors, including nominations made by stockholders, reviews the composition of the Board of Directors and makes recommendations to the Board of Directors concerning corporate governance. Any stockholder desiring to make a nomination to the Board of Directors should submit such nomination for consideration by the Nominations Committee, including such nominee's qualifications, to Ms. Lisa A. Machesney, Corporate Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077. The Nominations Committee held two meetings during 1999.

         The Safety and Environmental Affairs Committee reviews the Company's safety and environmental management programs and evaluates major hazard analyses. From time to time, it also reviews the nature of and extent of Company spending for safety and environmental compliance. It further consults with outside and internal advisors of the Company regarding the management of the Company's safety and environmental programs. The Safety and Environmental Affairs Committee held two meetings during 1999.

         With the exception of Messrs. Nance and Siess, all directors attended 75% or more of the meetings of the Board of Directors and of the committees held while they were members during 1999. Mr. Nance attended 72% and Mr. Siess attended 70% of the meetings of the Board of Directors and the committees upon which they served during 1999.

DIRECTOR COMPENSATION

         Directors who are not employees of the Company were compensated during 1999 by the payment of a quarterly cash fee of $6,000, plus $1,000 for attendance by them at each Board meeting and $1,000 for attendance at each meeting of a committee of which they are a member, with the exception of the Compensation Subcommittee. Members of the Compensation Subcommittee receive no additional fees for their services on this committee. Committee chairmen received an additional fee of $500 per quarter. Directors are further compensated $500 for attendance at business meetings when so requested by the Chairman of the Board of Directors. In lieu of the above stated fees, Mr. Siess, during his tenure as Chairman of the Board, received for the period June 1, 1998 to June 1, 1999 a fee of $225,000, payable monthly in arrears in twelve installments of $18,750 per month.

         Non-employee directors also received nondiscretionary automatic grants of nonqualified options to purchase 10,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under either the 1990 Nonemployee Director Stock Option Plan or the Amended and Restated 1994 Nonemployee Director Stock Option Plan. In addition, nonemployee directors also receive a nondiscretionary automatic grant of a nonqualified option to purchase an additional 5,000 shares of Common Stock at each annual meeting of stockholders under the Amended and Restated 1994 Nonemployee Director Stock Option Plan. Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were reimbursed for travel expenses incurred for attending all Board and committee meetings.


                                  PROPOSAL II.
                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, upon recommendation by the Audit Committee, has approved and recommended the appointment of PricewaterhouseCoopers LLP, independent public accountants, as auditors to examine the Company's financial statements for 2000. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the designation of PricewaterhouseCoopers LLP as auditors of the Company.

         A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Annual Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table summarizes annual and long-term compensation paid to the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers who were serving as of December 31, 1999 for all services rendered to the Company and its subsidiaries during each of the last three fiscal years.


                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation                  Long-Term Compensation
                                       -----------------------------------------------------------------------------
                                                                                        Awards            Payouts
                                                                              --------------------------------------
          Name and             Year     Salary ($)     Bonus    Other Annual    Restricted    Securities    LTIP      All Other
      Principal Position                                ($)     Compensation       Stock      Underlying  Payouts    Compensation
                                                                   ($) (1)      Awards ($)    Options     ($) (10)     ($) (12)
                                                                                  (3) (4)        (#)        (11)
----------------------------------------------------------------------------------------------------------------------------------
Ray R. Seegmiller              1999       375,000     200,000     18,806               0(5)    70,000    101,999        10,000
  Chairman, President and      1998       339,042      99,000     20,246               0       62,000          0        10,000
  Chief Executive Officer      1997       319,111     200,000     13,950         187,000       10,000          0         9,029

H. Baird Whitehead             1999       215,000      83,700      6,283               0(6)    16,000     78,461         9,976
  Senior Vice President        1998       198,333      34,400      9,696               0       10,000     44,813        10,000
                               1997       183,750     120,000      7,294         102,000        5,000          0         8,142

James M. Trimble               1999       215,000      80,700      8,182               0(7)    16,000     78,461        10,000
  Senior Vice President        1998       210,833      37,800      9,328               0       12,000     28,008        10,000
                               1997       182,083     125,000      9,230         102,000        5,000          0         9,017

Michael B. Walen               1999       160,000      60,000      3,811               0(8)    15,000          0         7,360
  Vice President -             1998       150,417      24,000     13,490(2)            0       10,000          0         8,097
  Regional Manager             1997       127,611      52,000      7,128          51,000            0          0         5,892

Jeffrey W. Hutton              1999       155,000      51,700      2,828               0(9)    15,000     62,769         7,156
  Vice President - Marketing   1998       149,792      23,900      2,846               0       10,000     22,406         8,792
                               1997       139,375      70,000      3,002          85,000        4,000          0         7,775
----------------------------------------------------------------------------------------------------------------------------------


1/ The amount in this column represents premiums paid on and a tax gross-up for imputed income on executive term life insurance and a tax gross-up on club dues. 1999 premiums paid on and a tax gross-up for imputed income on executive term life insurance represents $14,480, $1,826, $2,947, $2,139, and $785 for Messrs. Seegmiller, Whitehead, Trimble, Walen and Hutton, respectively. The tax gross-up on club dues represents $4,326, $4,457, $5,235, $1,672 and $2,043 for Messrs. Seegmiller, Whitehead, Trimble, Walen and Hutton, respectively.

2/ Also includes a $9,874 tax gross up for imputed income on relocation expenses.

3/ The amount in this column for 1997 represents the value of restricted stock grants made to the named executive on May 5, 1997 based on closing market prices on such date of $17.00, as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System.

4/ Messrs. Seegmiller, Whitehead, Trimble, Walen and Hutton were granted 11,000, 6,000, 6,000, 3,000 and 5,000 shares of restricted stock, respectively, on May 5, 1997. The restrictions on these shares lapse in full in three years from the date of grant.

5/ Mr. Seegmiller holds a total of 11,000 shares of restricted stock as of December 31, 1999. The market value of the 11,000 shares at December 31, 1999 was $184,719. No dividends are paid on the restricted stock held.

6/ Mr. Whitehead holds a total of 6,000 shares of restricted stock as of December 31, 1999. The market value of the 6,000 shares at December 31, 1999 was $96,375. No dividends are paid on the restricted stock held.

7/ Mr. Trimble holds a total of 6,000 shares of restricted stock as of December 31, 1999. The market value of the 6,000 shares at December 31, 1999 was $96,375. No dividends are paid on the restricted stock held.

8/ Mr. Walen holds a total of 3,000 shares of restricted stock as of December 31, 1999. The market value of the 3,000 shares at December 31, 1999 was $48,188. No dividends are paid on the restricted stock held.

9/ Mr. Hutton holds a total of 5,000 shares of restricted stock as of December 31, 1999. The market value of the 5,000 shares at December 31, 1999 was $80,313. No dividends are paid on the restricted stock held.

10/ The amount in this column next to the year 1999 represents the value of a performance share payout of 5,395, 4,150, 4,150 and 3,320 shares of Common Stock to Messrs. Seegmiller, Whitehead, Trimble and Hutton respectively, for the performance period July 1, 1996 through June 30, 1999, based upon the average of the high and low trading prices on the date the shares were issued of $18.90625, as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System.

11/ The amount in this column next to the year 1998 represents the value of a performance share payout of 3,000, 1,875, and 1,500 shares of Common Stock to Messrs. Whitehead, Trimble, and Hutton, respectively, for the performance period July 1, 1995 through June 30, 1998, based upon the average of the high and low trading prices on the date the shares were issued of $14.9375, as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System.

12/ The amount in this column represents the Company's contributions to the 401(k) Plan and the associated nonqualified agreement or the associated nonqualified Deferred Compensation Plan on behalf of the named executive.


OPTION GRANTS IN LAST FISCAL YEAR

         Set forth below is certain information relating to the Company's grants of options during 1999 to the executive officers named in the preceding Summary Compensation Table, including the relative size of each grant, and each grant's exercise price and expiration date. Also included is information relating to the potential realizable value of the options granted, based upon assumed annualized stock value appreciation rates. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                             Potential Realizable
                                 Individual Grants                                       Value at Assumed Annual Rates
                                                                                          of Stock Price Appreciation
                                                                                                for Option Term
--------------------------------------------------------------------------------------------------------------------------
                                        Percent of
                         Number of        Total
                        Securities       Options
                        Underlying      Granted to
                          Options       Employees      Exercise
                          Granted       in Fiscal       Price          Expiration
        Name            (#) (1) (2)        Year       ($/Sh) (3)        Date (4)         5% ($)(5)        10% ($)(6)
---------------------- --------------- ------------- -------------- ----------------- ---------------- -------------------
R.R. Seegmiller            70,000         17.8%        $17.4375       May 11, 2004       $337,239         $745,206
H.B. Whitehead             16,000          4.1%        $17.4375       May 11, 2004        $77,083         $170,333
J.M. Trimble               16,000          4.1%        $17.4375       May 11, 2004        $77,083         $170,333
M.B. Walen                 15,000          3.8%        $17.4375       May 11, 2004        $72,266         $159,687
J.W. Hutton                15,000          3.8%        $17.4375       May 11, 2004        $72,266         $159,687
---------------------- --------------- ------------- -------------- ----------------- ---------------- -------------------

1/ There were no adjustments or amendments during 1999 to the exercise price of stock options previously awarded to any of the named executive officers.

2/ For each of the named executive officers, 33 1/3% of each option becomes exercisable on the first anniversary of the date of grant (May 11, 2000) and the remainder of such option becomes exercisable in 33 1/3% increments on each of the next two anniversaries of such date.

3/ Equal to the average of the high and low trading price per share of the Company's Common Stock on the date of grant, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System.

4/ The options permit the exercise price to be paid in cash or by tendering shares of Common Stock. The options permit the withholding of shares to satisfy tax obligations.

5/ The stock price required to produce this value is $22.2552 and would produce a corresponding $120,905,857 increase in total stockholder value based upon 25,096,178 shares of Common Stock outstanding on March 1, 2000.

6/ The stock price required to produce this value is $28.0833 and would produce a corresponding $267,168,892 increase in total stockholder value based upon 25,096,178 shares of Common Stock outstanding on March 1, 2000.


AGGREGATED FY-END OPTION VALUES

         Set forth below is supplemental information relating to options exercised during 1999 and the number and intrinsic value of stock options held at December 31, 1999 ("FY-End"), by the executive officers named in the preceding Summary Compensation Table. Year-end values are based on the Company's stock price at December 31, 1999, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES



                                                                        Number of
                                                                       Securities                 Value of
                                                                       Underlying                Unexercised
                                                                       Unexercised              In-the-Money
                                                                  Options at FY-End (#)     Options at FY-End ($)
------------------------------- --------------- --------------- -------------------------- ------------------------
                                    Shares          Value             Exercisable/              Exercisable/
             Name                Acquired on     Realized ($)         Unexercisable           Unexercisable (2)
                                 Exercise (#)        (1)
------------------------------- --------------- --------------- -------------------------- ------------------------
R.R. Seegmiller                      n/a             n/a             67,333/114,667               $50,000/0
H.B. Whitehead                      12,000         $43,125            55,068/24,332               $46,688/0
J.M. Trimble                         n/a             n/a              65,234/25,666               $43,313/0
M.B. Walen                           n/a             n/a              18,334/21,666               $11,813/0
J.W. Hutton                          n/a             n/a              30,001/22,999               $10,125/0
------------------------------- --------------- --------------- -------------------------- ------------------------



1/ Value realized equals the fair market value of the Common Stock on the date of exercise (average of the high and low trading price) less the exercise price, times the number of shares acquired.

2/ A stock option is considered to be "in-the-money" if the price of the related stock is higher than the exercise price of the option. The closing market price of the Common Stock was $16.0625 per share as reported on the New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 1999.


LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

         There were no additional long-term incentive awards made in 1999 to the executive officers named in the Summary Compensation Table.


PENSION PLAN TABLE

         Company employees are covered by the Company's Pension Plan (the "Pension Plan"), a noncontributory defined benefit plan that provides benefits based generally upon the employee's compensation levels during the last years of employment. In addition, the Company has entered into agreements to supplement the benefits payable to certain officers to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended. The following table sets forth estimated annual benefits payable for eligible employees (including executive officers) who retire at age 65 under the Pension Plan (and, where applicable, such supplemental agreements) for specified earnings and years of service classification. Amounts shown are for employees (including all persons listed in the Summary Compensation Table) who were not "grandfathered" under the Pension Plan (based on years of service and age) as of September 30, 1988.

                               PENSION PLAN TABLE


   REMUNERATION                                             YEARS OF SERVICE
------------------- --------------------------------------------------------------------------------------------------
                         5             10            15            20            25            30            35
------------------- ------------- ------------- ------------- ------------- ------------- ------------- --------------
    125,000              8,714        17,428        26,141        34,855        43,569        52,283         60,997
    150,000             10,589        21,178        31,766        42,355        52,944        63,533         74,122
    175,000             12,464        24,928        37,391        49,855        62,319        74,783         87,247
    200,000             14,339        28,678        43,016        57,355        71,694        86,033        100,372
    225,000             16,214        32,428        48,641        64,855        81,069        97,283        113,497
    250,000             18,089        36,178        54,266        72,355        90,444       108,533        126,622
    275,000             19,964        39,928        59,891        79,855        99,819       119,783        139,747
    300,000             21,839        43,678        65,516        87,355       109,194       131,033        152.872
    350,000             25,589        51,178        76,766       102,355       127,944       153,533        179,122
    400,000             29,339        58,678        88,016       117,355       146,694       176,033        205,372
    500,000             36,839        73,678       110,516       147,355       184,194       221,033        257,872
    600,000             44,339        88,678       133,016       177,355       221,694       266,033        310,372
    700,000             51,839       103,678       155,516       207,355       259,194       311,033        362,872
------------------- ------------- ------------- ------------- ------------- ------------- ------------- --------------

         Compensation under the Pension Plan generally consists of taxable income and 401(k) deferred amounts. The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. Covered compensation under the Pension Plan in 1999 for the executive officers named in the Summary Compensation Table is the amounts under the "Salary" and "Bonus" columns set forth in such table. The Company provides Mr. Seegmiller supplemental pension benefits by granting one month's additional service credit for each month of actual service. For purposes of the Pension Plan, including Mr. Seegmiller's supplemental pension benefits, Messrs. Seegmiller, Whitehead, Trimble, Walen and Hutton had 9.00, 19.25, 16.67,
12.57 and 14.75 years of credited service, respectively, as of December 31, 1999.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         The Compensation Committee and the Compensation Subcommittee of the Board of Directors administer the Company's compensation programs. The Compensation Committee (the "Committee") is comprised of four non-employee directors: Mr. Nance, Chairman, and Messrs. Boswell, Smith and Vititoe. The Committee has responsibility for determining the salaries, annual incentive compensation and other remuneration of the officers of the Company who are also directors and for reviewing and approving the salaries, annual incentive compensation and other remuneration of all other officers of the Company. The Committee also approves the design of the Company's compensation and benefit plans. The Compensation Subcommittee (the "Subcommittee") is comprised of three non-employee directors: Mr. Nance, Chairman, and Messrs. Boswell and Vititoe. It was established on December 8, 1999 to administer the Company's long-term incentive plans for officers and employees.

         The objectives of the executive compensation program are to align compensation with business strategy, to create value for the stockholders, to attract, retain, motivate and reward highly qualified executives and to support a performance-based culture throughout the Company.

         The Committee also believes that executive compensation should be subject to objective scrutiny. Consequently, the Committee retains the services of an independent consultant, who on a regular basis evaluates the compensation programs and practices for the Company's executive officers against an industry peer group.

COMPONENTS OF COMPENSATION

         The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies. This peer group consists of companies that are in the same industry and are considered by the Committee to be competitors for investment dollars in the energy sector of the market. The Committee reviews and approves the selection of the peer companies used for compensation comparison purposes. Currently, the peer group is made up of thirteen companies: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc., Devon Energy Corporation, EOG Resources, Inc., Kerr-McGee Corporation, Noble Affiliates, Inc., Occidental Petroleum Corporation, Ocean Energy, Inc., Pioneer Natural Resources, Tesoro Petroleum Corporation, Union Pacific Resources, Inc. and Unocal Corporation (the "Peer Group").

         The companies chosen for the Peer Group generally are not the same companies which comprise the Dow Jones Secondary Oils Index, shown in the Performance Graph included in this proxy statement. The Committee believes that the Company's competitors for executive talents are not necessarily all of the companies included in the Dow Jones Secondary Oils Index used for comparing stockholder returns.

         The components of the Company's executive compensation program are base salary, annual incentive bonus and long-term incentives. These components are described below. In determining each component of compensation, the Committee and the Subcommittee consider competitive data from the Peer Group and the overall value of the total compensation package. The Committee and the Subcommittee believe that the total compensation package should be competitive and targeted at the median level of compensation for the Peer Group and that superior performance should produce a corresponding increase in value for annual and long-term incentives.

BASE SALARIES

         The Committee reviews each executive's base salary annually. Base salaries are targeted at market levels and are adjusted by the Committee to recognize varying levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Base salaries in 1999 for the executive officers named in the Summary Compensation Table as a group were below the 50th percentile of the predicted competitive market base salary for similar positions in the Peer Group. Because of the challenging business environment facing the Company due to depressed natural gas prices in the first half of 1999, no increases to base salaries were made. Mr. Seegmiller's 1998 base salary of $375,000 was not increased during 1999, and is below the 50th percentile of the competitive market for his position. As no base salary increases were made in the Company during 1999, Mr. Seegmiller requested and the Committee concurred that it was appropriate to also freeze Mr. Seegmiller's base salary.

ANNUAL INCENTIVE BONUS

         The Annual Target Cash Incentive Plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual bonuses to achieve corporate business goals and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals. The current measurement criteria used in the Annual Target Cash Incentive Plan are designed to recognize that certain factors which impact performance are controllable, while others are not controllable, and to reward executives for superior performance against those factors which are deemed controllable.

         Beginning in 1999, the bonus pool that can be generated under the Annual Target Cash Incentive Plan is subject to a three-part threshold. For each of the three threshold tests that is met, one-third of the bonus potential becomes available. The three threshold tests are: (i) annual cash flow for the Company must equal or exceed two times debt service, with debt service including interest and dividend payments, but excluding originally scheduled principal payments unless the Company's total borrowing capacity is diminished at the time of the principal repayment; (ii) the Company must achieve 75% or greater performance against its target for annual discretionary cash flow; and (iii) the Company must achieve an 85% or greater replacement ratio for annual reserves. These thresholds are approved annually by the Compensation Committee in conjunction with its approval of each bonus plan participant's incentive target percentage.

         If one or more of the three threshold tests is met, the bonus pool is determined by measuring each business unit's performance and the total Company performance against the budgeted discretionary cash flow targets adjusted for non-controllable items, such as commodity prices, interest rates and non-recurring items. The Committee then has the discretion to adjust the final overall bonus pool for any business unit and the final bonus payment for any participant to reflect its assessment of the unit's and the participant's performance. If a bonus pool is generated based upon achievement of the established Company goals, executives earn bonuses to the extent of the performance of their primary business unit, the Company's overall performance and achievement of individual performance goals. Individual incentive target percentage opportunity is set at the median of market levels, which is considered by the Compensation Committee to be appropriate.

         In 1999, each of the three threshold tests were met. Based upon this performance, and the performance of each business unit, the formula in the bonus plan produced bonuses ranging from 58% to 94% of pre-established bonus targets for the executive officers of the Company, including the executives named in the above tables. The Committee then applied its discretion to recognize that the Company overcame a difficult commodity price environment in early 1999 and reported profitable full year results, replaced 124% of its production through drilling and acquisitions, posted 4% growth in production over 1998 with drilling and dry hole costs 60% lower than 1998 and reduced debt by $50 million. As a result, the Committee authorized Mr. Seegmiller to award an additional $110,000 to those employees whose performance was exemplary. This resulted in cash bonus payments ranging from 61% to 107% of the pre-established bonus targets to the executive officers of the Company, including the executive officers named in the tables above. Mr. Seegmiller received a cash bonus of $200,000. This represents 89% of Mr. Seegmiller's target and recognizes the same factors in the Company's 1999 performance that were applied to the entire group of executive officers.


LONG TERM INCENTIVES

         In 1999, the Company used stock options to provide long-term incentives to the Company's executives. The Company did not grant restricted stock or performance shares during 1999. However, the performance shares granted in 1996 under the performance share provisions of the 1994 Long-Term Incentive Plan paid out in 1999 in shares of the Company's Common Stock.

         Each grant of performance shares has a three-year performance period. For the 1996 grant of performance shares the performance period was July 1, 1996 to June 30, 1999. Each performance share represents the right to receive, after the end of the performance period, from 0 to 150% of a share of Common Stock, based upon the relative total shareholder return on the Company's Common Stock as compared to the total shareholder return on the common equity of each company in a peer group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). Since July 1998, two of the peer companies used in the 1996 peer group have been merged out of existence: Oryx Energy Company merged with Kerr-McGee Corporation, with Kerr-McGee Corporation surviving; and Seagull Energy Corporation merged with Ocean Energy, Inc., with Ocean Energy, Inc. surviving. As a result, three alternative methods were developed to access the Company's performance for the 1996 performance shares.

         The first method simply removed Seagull Energy Corporation and Oryx Energy Company from the peer group while at the same time eliminating the top and bottom payout percentage. Under this method, the Company ranked seventh for a 75% payout. The second method used the Dow Jones Secondary Oils Index as a means to roll forward Seagull Energy Corporation's and Oryx Energy Company's trading values. Under this method, the Company ranked sixth for a 100% payout. The third method used the actual ratio of shares contributed by Seagull Energy Corporation and Oryx Energy Company in their respective business combinations multiplied by the respective June 1999 average trading price. Under this method, the Company ranked seventh for a 75% payout.

         Since the Committee viewed each method as having merit, it averaged the results from the three methods entitling the executive officers of the Company, including certain of the executives named in the above tables, to receive 83% of their respective performance shares in shares of the Company's Common Stock. Mr. Seegmiller received 5,395 shares of Common Stock.

         Stock options are granted under the Amended and Restated 1994 Long-Term Incentive Plan at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates after the date the options are granted. This design focuses executives on the creation of stockholder value over the long-term and encourages equity ownership in the Company.

         The size of a stock option grant is based primarily on competitive practice and is generally targeted to be at the 50th percentile of values granted by the Peer Group. During 1999 the size of the stock option grant was targeted at slightly above the median percentile of the competitive market due to the Committee's desire to focus more on long-term incentive pay and in recognition that no salary increases were made during 1999. The Committee does not typically consider the amount of options previously granted and outstanding when determining the size of stock option grants to executive officers. The Committee's objective is to deliver a competitive award opportunity based on the dollar value of the award granted. As a result, the number of shares underlying stock option awards is dependent on the stock price on the date of grant.

         In 1999 Mr. Seegmiller was granted an option to purchase 70,000 shares of Common Stock with an exercise price of $17.4375. In addition to the competitive market data, the Committee also considered the fact that Mr. Seegmiller did not receive a salary increase during 1999.

         The Company's stock options and performance shares are intended to constitute "qualified performance based compensation" as defined under Section 162(m) of the Code, with the effect that the deduction disallowance of Section 162(m) of the Code should not be applicable to compensation paid to covered employees under the stock options and performance share provisions. It is the Committee's and the Subcommittee's intent that the majority of long-term incentive awards will qualify under Section 162(m) of the Internal Revenue Code. To date the Company has experienced no loss of tax deduction as a result of 162(m).


CONCLUSION

         The Committee and the Subcommittee believe these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit. We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.


                                          Compensation Committee



                                          C. Wayne Nance, Chairman
                                          Henry O. Boswell
                                          Arthur L. Smith
                                          William P. Vititoe


                                          Compensation Subcommittee



                                          C. Wayne Nance, Chairman
                                          Henry O. Boswell
                                          William P. Vititoe



                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         No member of the Compensation Committee was, during 1999, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 1999, Mr. Charles P. Siess, Jr. who served as Chairman of the Company from January 1, 1999 until May 11, 1999, served as a director of Cabot Corporation.

Mr. Samuel W. Bodman, Chairman and Chief Executive Officer of Cabot Corporation served as Chairman of the Compensation Committee of the Company from January 1, 1999 to December 8, 1999.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE


         Mr. Robert R. McBride, Jr. was elected Vice President and Regional Manager of the Company on September 16, 1999. Mr. McBride's Form 3, reporting his initial beneficial ownership of the Company's Common Stock, was due for filing at the Commission by September 26, 1999. It was not filed until November 10, 1999.


                              EMPLOYMENT AGREEMENTS
                       AND CHANGE IN CONTROL ARRANGEMENTS

         The Company has entered into Change in Control Agreements (the "Agreements") with the current executive officers named in the Summary Compensation Table, and with nine other officers of the Company. The Agreements are intended to encourage such employees to remain in the employ of and to carry out their duties with the Company. The term of the Agreements was initially three years from November 3, 1995, subject to automatic one-year extensions on the second and each subsequent anniversary thereof unless prior to such anniversary the Company gives written notice that the term shall not be so extended. The Agreements provide that in the event of a change in control, such individuals will receive certain benefits in the event of a termination of their employment within two years of such change in control. A "change in control" is generally defined as occurring if (i) any "person" becomes the "beneficial owner," directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities,
(ii) during any 12-month period, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by the vote of at least a majority of the directors then still in office who were directors at the beginning of the period or (iii) the Company sells or otherwise disposes of, in one transaction or a series of transactions, in a single 12-month period, assets or properties of the Company representing 50% or more of the total proved reserves (on a volumetric basis) of the Company as of the beginning of such 12-month period. Benefits are provided under the Agreements unless such termination of employment is (i) for cause (as defined in the Agreements), (ii) voluntary by the executive and does not constitute a constructive termination without cause (as defined in the Agreements), or (iii) because of the death or disability of the executive.

         Generally, benefits payable under the terms of the Agreements include
(i) a lump-sum cash payment equal to three times the sum of (a) base salary in effect immediately prior to the change in control or, if greater, immediately prior to the executive's termination and (b) the greater of (1) 80% of the executive's target bonus with respect to the fiscal year during which the change in control occurred or, if greater, the fiscal year during which the executive's termination occurred or (2) the executive's actual bonus paid in the fiscal year immediately preceding the change in control, (ii) payment with respect to any performance shares granted to the executive, such payment to be prorated based on actual service completed at the time of the executive's termination, and valued according to the percentage of goal attainment on the date of termination, (iii) immediate vesting and exercisability of all of the executive's options to purchase securities of the Company, (iv) immediate vesting and lapse of restrictions on any restricted stock grants outstanding at the time of the executive's termination, (v) subject to the payment of the applicable premiums, continued medical, dental and life insurance coverage for three years following the date of the executive's termination, (vi) effective crediting of an additional three years of service in the Company's retirement plans in which the executive is participating at the time of the change in control and (vii) outplacement assistance in an amount not to exceed 15% of the executive's base salary in effect on the date of a change in control (the "Termination Benefits"). In the event the excise tax relating to Section 280G of the Code applies to payments by the Company, the Company will make an additional payment to the executive in an amount such that after payment of income taxes (but not the excise tax) on such additional payment, the executive retains an amount equal to the excise tax originally imposed. No payments have been made under the Agreements.

         The Company has entered into both an employment agreement and a Change in Control Agreement with Mr. Ray R. Seegmiller, Chairman, President and Chief Executive Officer of the Company. The employment agreement provides that if Mr. Seegmiller terminates his employment for good reason (as defined in the agreement) or the Company terminates his employment for any reason other than cause (as defined in the agreement), Mr. Seegmiller shall receive 12 months of base salary, as well as continuation of all applicable benefit programs. Under the terms of Mr. Seegmiller's Change in Control Agreement, in the event of a termination, Mr. Seegmiller will be required to elect between receiving the Termination Benefits or the amounts payable to Mr. Seegmiller under his employment agreement.

                   SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The following graph compares the Common Stock ("COG") performance with the performance of the Standard & Poor's 500 Stock Index and the Dow Jones Secondary Oils-US Index for the period December 1994 through December 1999. The graph assumes that the value of the investment in the Company's Common Stock and in each index was $100 on December 31, 1994 and that all dividends were reinvested.


                                     [GRAPH]


-------------------------- ------------ ------------- ------------ ------------ ------------ ------------
                              Dec-94       Dec-95        Dec-96       Dec-97       Dec-98       Dec-99
-------------------------- ------------ ------------- ------------ ------------ ------------ ------------
         S&P 500               100          134.1         161.3        211.3        267.6        319.9
           COG                 100          101.1         119.3        136.2        107.0        115.3
   DJ Secondary Oils-US        100          113.0         136.7        143.1        102.4        113.3
-------------------------- ------------ ------------- ------------ ------------ ------------ ------------

            BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

         The following table reports beneficial ownership of Common Stock by holders of more than five percent of any class of the Company's voting securities. Unless otherwise noted, all ownership information is based upon filings made by such persons with the Commission.

                                                                 NUMBER OF
                                                                   SHARES
            NAME AND ADDRESS OF                               OF COMMON STOCK           PERCENT OF
              BENEFICIAL OWNER                                     OWNED                   CLASS
         ---------------------------                          ----------------          -----------
         Louis M. Bacon                                         1,603,000(1)                5.9%
         Moore Capital Management, Inc.
         Moore Global Investments, Ltd.
              1251 Avenue of the Americas
              New York,  NY   10020

         NewSouth Capital Management, Inc.                      2,121,180(2)                7.8%
              1000 Ridgeway Loop Road, Suite 233
              Memphis, TN  38120

         Puget Sound Energy, Inc.                               1,972,174(3)                7.3%(3)
              411 108th Avenue, N.E.
              Bellevue, WA  98009-5515

         Vanguard Windsor Fund-Windsor Fund.                    2,409,500(4)                8.9%
              Post Office Box 2600
              Valley Forge, PA  19482

         Wellington Management Company, LLP                     3,026,700(5)               11.2%(5)
              75 State Street
              Boston, MA  02109

-------------

(1) An Amendment No. 1 to a Schedule 13G, dated February 4, 2000 was filed with the Commission by (1) Louis M. Bacon in his capacity as (a) Chairman and Chief Executive Officer, director and controlling shareholder of Moore Capital Management, Inc. ("MCM") and (b) Chairman and Chief Executive Officer, director and majority interest holder in Moore Capital Advisors, LLC ("MCA"), (2) MCM, and (3) Moore Global Investments, Ltd. ("MGI"). According to the Amendment No. 1, Mr. Bacon has shared voting power and shared dispositive power over all of these shares. MCM and MGI have shared voting and dispositive power over 1,282,400 of these shares and no voting or dispositive power over the remainder.

(2) According to Amendment No. 5 to a Schedule 13G, dated February 10, 2000, filed with the Commission by NewSouth Capital Management, Inc., it has shared voting power over 20,000 of these shares and sole dispositive power over all of these shares.

(3) Consists of 1,972,174 shares of Common Stock issuable upon conversion of 1,134,000 shares of 6% Preferred Stock (100% of the series) currently owned. On May 2, 1994, the Company and Washington Energy Company ("WECO") completed the transaction to merge a subsidiary of the Company and Washington Energy Resources Company ("WERCO"), a subsidiary of WECO. The Company issued to WECO 2,133,000 shares of Common Stock and 1,134,000 shares of 6% Preferred Stock in exchange for the capital stock of WERCO. The 6% Preferred Stock is entitled to 1.739 votes for each share and votes together with the Common Stock on all matters to be voted on by the holders of the Common Stock, with certain exceptions when voting as a class is required. On February 10, 1997, WECO merged with Puget Sound Power & Light Company to form Puget Sound Energy, Inc. ("PSE"). On May 6, 1999, PSE sold its 2,133,000 shares of Common Stock. The Company has entered into an agreement with PSE to repurchase their preferred shares by November 1, 2000 for a total price of $51.6 million.

(4) According to Amendment No. 8 to a Schedule 13G, dated February 1, 2000, filed with the Commission by Vanguard Windsor Funds - Windsor Fund, it has sole voting power and shared dispositive power over these shares. Wellington Management Company shares beneficial ownership over all of these shares with, and is the investment advisor to, Vanguard Windsor Funds - Windsor Fund. See Note (5) below.

(5) According to Amendment No. 12 to a Schedule 13G, dated February 9, 2000, filed with the Commission by Wellington Management Company, LLP, it has shared voting power over 617,200 of these shares, no voting power over the remainder and shared dispositive power over all of these shares. This amount includes the 2,409,500 shares beneficially owned by the Vanguard Windsor Funds - Windsor Fund. See Note (4) above.


            BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table reports, as of February 15, 2000, beneficial ownership of Common Stock by each current director of the Company, by each current executive officer listed in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them.

                                                                   Number of Shares
                                                                      of Common                 Percent
                   Name of Beneficial Owner                          Stock Owned                 Class
         ---------------------------------------------           ---------------------         ----------
         Robert F. Bailey............................                  7,167  1/                   *
         Henry O. Boswell............................                 19,001  2/                   *
         John G.L. Cabot.............................                105,851  3/                   *
         William R. Esler............................                 16,001  4/                   *
         William H. Knoell...........................                 17,667  5/                   *
         C. Wayne Nance..............................                 16,667  6/                   *
         P. Dexter Peacock...........................                  4,334  7/                   *
         Charles P. Siess, Jr........................                490,093  8/                 1.9%
         Arthur L. Smith.............................                      0                       *
         William P. Vititoe..........................                  9,282  9/                   *
         Ray R. Seegmiller...........................                 91,759  10/15/               *
         H. Baird Whitehead..........................                 74,098  11/15/               *
         James M. Trimble............................                 97,369  12/15/               *
         Michael B. Walen............................                 23,075  13/15/               *
         Jeffrey W. Hutton...........................                 40,825  14/15/               *

         All directors and executive officers
              as a group (19 individuals)............              1,046,159  16/                4.2%

-------------

* Represents less than 1% of the outstanding Common Stock.


1/ Includes 6,667 shares purchasable upon the exercise of options within 60 days.

2/ Includes 15,001 shares purchasable upon the exercise of options within 60 days.

3/ Includes 1,782 shares held by Mr. Cabot's spouse and 9,527 shares held by various trusts of which Mr. Cabot serves as co-trustee, as to all of which Mr. Cabot shares voting and/or investment power; Mr. Cabot disclaims beneficial ownership of such shares. Also includes 6,667 shares purchasable upon the exercise of options within 60 days.

4/ Includes 12,001 shares purchasable upon the exercise of options within 60 days.

5/ Includes 17,667 shares purchasable upon the exercise of options within 60 days.

6/ Includes 16,667 shares purchasable upon the exercise of options within 60 days.

7/ Includes 3,334 shares purchasable upon the exercise of options within 60 days.

8/ Includes 464,334 shares purchasable upon the exercise of options within 60 days.

9/ Includes 6,667 shares purchasable upon the exercise of options within 60 days.

10/ Includes 67,334 shares purchasable upon the exercise of options within 60 days.

11/ Includes 1,309 shares held in the Company's Savings Investment Plan as to which Mr. Whitehead shares voting and investment power and 55,066 shares purchasable upon the exercise of options within 60 days.

12/ Includes 1,812 shares held in the Company's Savings Investment Plan as to which Mr. Trimble shares voting and investment power and 65,232 shares purchasable upon the exercise of options within 60 days.

13/ Includes 645 shares held in the Company's Savings Investment Plan as to which Mr. Walen shares voting and investment power and 18,334 shares purchasable upon the exercise of options within 60 days.

14/ Includes 532 shares held in the Company's Savings Investment Plan as to which Mr. Hutton shares voting and investment power and 30,001 shares purchasable upon the exercise of options within 60 days.

15/ Includes 11,000, 6,000, 6,000, 3,000 and 5,000 shares of restricted stock granted to Messrs. Seegmiller, Whitehead, Trimble, Walen and Hutton, respectively on May 5, 1997, the restrictions on which lapse May 5, 2000. Messrs. Seegmiller, Whitehead, Trimble, Walen and Hutton have no voting or investment power with respect to these shares during the restrictive period.

16/ Includes 11,382 shares held in the Company's Savings Investment Plan as to which the executive officers share voting and investment power and 795,140 shares purchasable by the executive officers and directors upon the exercise of options within 60 days. Also includes 44,500 shares of restricted stock granted to the executive officers. See also Notes 1-15 above.


                          FUTURE STOCKHOLDER PROPOSALS

         Any stockholder proposal intended for inclusion in the proxy statement for the 2000 Annual Meeting of Stockholders of the Company, and otherwise eligible, should be sent to Ms. Lisa A. Machesney, Secretary, Cabot Oil & Gas Corporation, 1200 Enclave Parkway, Houston, Texas 77077 and must be received by November 26, 2000.

         The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other business to be presented by a stockholder at an annual meeting of stockholders. To be timely, the Bylaws require advance written notice be delivered to the Company's Secretary at the principal executive offices of the Company not later than the close of business on the 60th day, nor earlier than the close of business on the 90th day, prior to the anniversary of the preceding year's annual meeting (with certain exceptions if the date of the annual meeting is different by more than specified amounts from the anniversary date). The deadline for submission for the 2001 Annual Meeting of Stockholders is currently March 10, 2001. To be valid, a notice must set forth certain information specified in the Bylaws.


                             SOLICITATION OF PROXIES

         The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, by telephone and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing.

                                  MISCELLANEOUS

         The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.


                                          BY ORDER OF THE BOARD OF DIRECTORS,




                                          LISA A. MACHESNEY
                                          Corporate Secretary


March 31, 2000

CAB21B                            DETACH HERE


                                     PROXY

                          CABOT OIL & GAS CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 9, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders and the Proxy Statement, each dated March 31, 2000, and appoints Lisa A. Machesney and Scott C. Schroeder, or either of them, proxies for the undersigned, with power of substitution, to vote all of the undersigned's shares of common stock of Cabot Oil & Gas Corporation at the Annual Meeting of Stockholders to be held at Cabot Oil & Gas Corporation, First Floor, in Houston, Texas, at 10:00 a.m., local time, on May 9, 2000, and at any adjournments or postponements thereof.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS I AND II AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM III.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

-----------                                                          -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

CABOT OIL & GAS
CORPORATION
c/o EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398



     VOTE BY TELEPHONE                                     VOTE BY INTERNET
     -----------------                                     ----------------
     It's fast, convenient, and immediate!                 It's fast, convenient, and your vote is immediately
     Call Toll-Free on a Touch-Tone Phone                  confirmed and posted.
     1-877-PRX-VOTE (1-877-779-8683).

     Follow these four easy steps:                         Follow these four easy steps:

     1. Read the accompanying Proxy                        1. Read the accompanying Proxy
        Statement/Prospectus and Proxy Card.                  Statement/Prospectus and Proxy Card.

     2. Call the toll-free number                          2. Go to the Website
        1-877-PRX-VOTE (1-877-779-8683).                      http://www.eproxyvote.com/cog

     3. Enter your 14-digit Voter Control Number           3. Enter your 14-digit Voter Control Number
        located on your Proxy Card above your name.           located on your Proxy Card above your name.

     4. Follow the recorded instructions.                  4. Follow the instructions provided.

     YOUR VOTE IS IMPORTANT!                               YOUR VOTE IS IMPORTANT!
     Call 1-877-PRX-VOTE anytime!                          Go to http://www.eproxyvote.com/cog anytime!

     DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE

[X] Please mark
    votes as in
    this example.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS I AND II.
     1. ELECTION OF DIRECTORS (check one box only)                                                         FOR   AGAINST   ABSTAIN
     NOMINEES: (01) Henry O. Boswell, (02) William R. Esler,     II.  Ratification of the appointment of   [ ]     [ ]       [ ]
               (03) Charles P. Siess, Jr. and (04) P. Dexter          PricewaterhouseCoopers LLP as
               Peacock                                                the Company's independent
                FOR          WITHHELD                                 certified public accountants.
                [ ]            [ ]
                                                                 III. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the
                                                                      meeting or any adjournments or postponements thereof.

[ ]
   --------------------------------------
   For all nominees except as noted above




                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT               [ ]



                                                                 Please date this proxy and sign your name exactly as it appears hereon. In the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.



Signature:                                    Date:               Signature:                                    Date:
           ---------------------------------        ------------             ---------------------------------        ------------